EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

MidSouth Bank, N.A.
 Louisiana

Financial Services of the South, Inc.
 Louisiana

Peoples General Agency, Inc.
 Louisiana

MidSouth Statutory Trust II
 Delaware

PSB Statutory Trust I
 Connecticut

PSB Statutory Trust III
 Delaware

PSB Statutory Trust IV
 Delaware